UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018 (December 14, 2018)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission	(I.R.S. Employer
File Number)	Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

On December 14, 2018, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, as a borrower and guarantor; certain direct subsidiaries of the Company, as the initial subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A. and U.S. Bank National Association, as co-syndication agents; Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, and MUFG Bank, Ltd., as co-documentation agents; JPMorgan Chase Bank, N.A., Bank of America, N.A., and U.S. Bank National Association, as the issuing banks; JPMorgan Chase Bank, N.A., as the swingline lender; and the other lenders party thereto from time to time.

The Credit Agreement provides for a $750 million senior unsecured five-year revolving credit facility (with a $25 million sublimit for swingline borrowings and a $50 million sublimit for letters of credit) (the “Credit Facility”) and replaces the Company’s previously existing revolving credit facility, which was contemporaneously terminated as described in Item 1.02 below. The loans under the Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the alternate base rate (or other applicable rate with respect to non-dollar borrowings), plus an applicable margin that varies with the Company’s debt rating and total leverage ratio. The Credit Agreement includes an option for the Company to elect to increase the commitments under the Credit Facility and/or to enter into one or more tranches of term loans in the aggregate principal amount of up to $250 million, subject to the consent of the lenders providing the additional commitments or term loans, as applicable, and certain other conditions.

The proceeds of the loans under the Credit Facility may be used to finance the working capital needs, and for general corporate or other lawful purposes, of Regeneron and its subsidiaries. The Company has guaranteed all obligations under the Credit Facility.

The Credit Agreement contains financial and operating covenants. Financial covenants include a maximum total leverage ratio and a minimum interest expense coverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries, (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries, (iv) entering into swap agreements, (v) entering into affiliate transactions, and (vi) the payment of dividends, distributions, and certain other restricted payments in respect of the capital stock of the Company and its subsidiaries. The Credit Agreement contains other customary covenants, representations and warranties, and events of default.

The Credit Facility matures, and all amounts outstanding thereunder will become due and payable in full, on December 14, 2023. The Credit Agreement includes an option for the Company to elect to extend the maturity date of the Credit Facility, subject to the consent of the extending lenders and certain other conditions. Amounts borrowed under the Credit Facility may be prepaid, and the commitments under the Credit Facility may be terminated, at any time without premium or penalty. As of the date of this report, no borrowings were outstanding under the Credit Facility.

The foregoing summary of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.                Termination of a Material Definitive Agreement.

On December 14, 2018, in connection with entering into the new Credit Agreement as described in Item 1.01 above, the Company terminated its then-existing credit agreement, dated as of March 19, 2015, as amended (the “Prior Credit Agreement”), by and among Regeneron, as a borrower and guarantor, certain subsidiaries of Regeneron party thereto as subsidiary borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other financial institutions party thereto. No borrowings were outstanding under the Prior Credit Agreement at the time of its termination.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2018, the Company entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

10.1

Credit Agreement, dated as of December 14, 2018, by and among Regeneron Pharmaceuticals, Inc., as a borrower and guarantor; certain direct subsidiaries of Regeneron Pharmaceuticals, Inc., as the initial subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A. and U.S. Bank National Association, as co-syndication agents; Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, and MUFG Bank, Ltd., as co-documentation agents; JPMorgan Chase Bank, N.A., Bank of America, N.A., and U.S. Bank National Association, as the issuing banks; JPMorgan Chase Bank, N.A., as the swingline lender; and the other lenders party thereto from time to time.

EXHIBIT INDEX

Number	Description

10.1

Credit Agreement, dated as of December 14, 2018, by and among Regeneron Pharmaceuticals, Inc., as a borrower and guarantor; certain direct subsidiaries of Regeneron Pharmaceuticals, Inc., as the initial subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A. and U.S. Bank National Association, as co-syndication agents; Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, and MUFG Bank, Ltd., as co-documentation agents; JPMorgan Chase Bank, N.A., Bank of America, N.A., and U.S. Bank National Association, as the issuing banks; JPMorgan Chase Bank, N.A., as the swingline lender; and the other lenders party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: December 17, 2018